EXHIBIT (a)(5)(iii)

EXHIBIT (a)(5)(iii)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Schedule TO Issuer Tender Offer Statement to Registration Statement No. 333-15973 of our report dated October 20, 1999 appearing in the August 31, 1999 Annual Report of Merrill Lynch Senior Floating Rate Fund, Inc. (the “Fund”) and of our report dated October 17, 2000 appearing in the Fund’s August 31, 2000 Annual Report.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
March 19, 2001